SECOND AMENDMENT to the
AMENDED AND RESTATED CUSTODY AGREEMENT
THIS Second Amendment, is made and entered into as of April 1, 2021 to the Amended and Restated Custody Agreement, dated as of January 30, 2018 (the “Agreement”), by and between GPS FUNDS I (“GPS I”), GPS FUNDS II (“GPS II”), SAVOS INVESTMENT TRUST (“SAVOS” and together with GPS I, GPS II referred to as the “Trust”), each separately and not jointly, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).
RECITALS

WHEREAS, the parties have entered into the Agreement; and

    WHEREAS, the parties desire to amend the funds list on Exhibit B of the Agreement and to update the fee schedule, Exhibit C of the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

    NOW, THEREFORE, the parties agree as follows:

1. Effective immediately, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
2. Exhibit C of the Agreement is hereby superseded and replaced in its entirety with
First Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures are on the following page

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS I		SAVOS INVESTMENT TRUST
By:	/s/ Patrick Young	By:	/s/ Patrick Young
Name:	Patrick Young	Name:	Patrick Young
Title:	Vice-President	Title:	Vice-President

GPS FUNDS II		U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Patrick Young	By:	/s/ Jeanine M. Bajczyk
Name:	Patrick Young	Name:	Jeanine M. Bajczyk
Title:	Vice-President	Title:	Sr. Vice President

EXHIBIT B
to the Amended and Restated Custody Agreement

Separate Series of GPS Funds I

GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

Separate Series of GPS Fund II

GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Managed Futures Strategy Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

Separate Series of Savos Investment Trust

Savos Dynamic Hedging Fund

EXHIBIT C to the Custody Agreement
GPS Funds I & GPS Funds II & Savos** – Custody Services Fee Schedule – April, 2021
[ ] Basis points based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*
Minimum annual fee* - $[ ] for the aggregate of the funds ([ ]funds).
The monthly fee that is charged is the greater of the fee based upon assets or the minimum fee.

* The minimum annual fee of $[ ] for each new fund is waived during the first [ ] months of operations. After the first [ ] months, the following tiered minimum annual fee schedule applies during months [ ] through [ ] of operations:

[ ] % of the minimum annual fee in months [ ], [ ] & [ ]
[ ] % of the minimum annual fee in months [ ], [ ] & [ ]
[ ] % of the minimum annual fee in months [ ], [ ] & [ ]
[ ] % of the minimum annual fee in month [ ] and beyond

Plus portfolio transaction fees
•$ [ ] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ [ ] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or non-depository transaction
•$ [ ] - Option/SWAPS/future contract written, exercised or expired
•$ [ ] - Mutual fund trade
•$ [ ] - Physical security transaction
•$ [ ] - Check disbursement (waived if U.S. Bancorp is Administrator)
•$ [ ] - Outbound Fed Wire, Margin Variation Wire

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Chief Compliance Officer Support Fee
$[ ] per GPS Fund trust per year.
$[ ] per Savos trust per year.

Miscellaneous expenses:
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply.
•$[ ] per Segregated Custody Account
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus [ ] % unless a line of credit is in place.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

**Each Trust is only liable for the fee amount allocated by the Custodian to each of their separate series of portfolios.

EXHIBIT C (CONTINUED)
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Poland	[ ]	$[ ]
Argentina	[ ]	$[ ]	Iceland	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	India	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Ireland	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Botswana	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Brazil	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Eswatini	[ ]	$[ ]
Colombia	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malta	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Denmark	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Hong Kong	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

EXHIBIT C (CONTINUED)

Annual Base Fee: $[ ] per portfolio
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.